CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (File No. 333-346451) and Form S-8 (File No. 33-82282) of our reports dated March 22, 2002, except as to Notes 2 and 7 as to which the date is April 15, 2002 relating to the financial statements and financial statement schedules of Miller Industries, Inc., which appears in Miller Industries, Inc.'s Transition Report on Form 10-K for the eight months ended December 31, 2001.

PricewaterhouseCoopers LLP

Atlanta, Georgia
April 18, 2002